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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Amendment No. 1 to Form S-2 registration statement of our report dated March 20, 2002 with respect to the balance sheet of SWWT, Inc. as of December 31, 2001, and the related statements of operations, stockholders' deficit and cash flows for the year ended December 31, 2001 included in the SVT Inc. Form 10-K for the year ended December 31, 2001, and to all references to our Firm included in this Form S-2 registration statement.


                                       /s/ ARTHUR ANDERSEN LLP


Philadelphia, Pennsylvania
May 20, 2002